EXHIBIT 99.1

NEWS RELEASE

March 23, 2004

Torrance, California

Summa Reports 2nd Quarter Earnings

Summa Industries (Nasdaq NM:SUMX) reports net income of $453,000, or $.06 per share, on sales of $26,545,000 for the three months ended February 29, 2004, versus net income of $687,000, or $.11 per share, on sales of $27,562,000 for the three months ended February 28, 2003.

	Three months ended
	Feb 29, 2004	Feb 28, 2003
Sales	$26,545,000	$27,562,000
Net income	$453,000	$687,000
Diluted earnings per share	$.06	$.11

Earnings were adversely affected by a non-recurring charge to interest expense of $266,000, or $.04 per share, for term loan breakup fees and the write-off of unamortized bank fees in connection with a new banking relationship.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Tuesday, March 23.  The call-in number is (800) 915-4836.  The conference call will also be simulcast and archived by www.vcall.com.

Summa Industries manufactures proprietary engineered plastic products for a broad spectrum of industrial and commercial markets.  The Company has manufacturing facilities across North America.  Products, many of which are unique or patented, are shipped to customers worldwide.

For further information, contact Jim Swartwout, (310) 792-7024; Fax (310) 792-7079; www.summaindustries.com; or ir@summaindustries.com.

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Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	February 28, 2003	August 31, 2003	February 29, 2004

Current assets:
Cash and cash equivalents	$462,000	$380,000	$147,000
Accounts receivable	17,285,000	15,729,000	17,669,000
Inventories	11,928,000	11,645,000	13,828,000
Prepaid expenses and other	3,246,000	2,710,000	3,108,000

Total current assets	32,921,000	30,464,000	34,752,000
Property, plant and equipment, net	26,769,000	26,112,000	27,967,000
Goodwill and other assets, net	12,483,000	11,940,000	11,896,000

Total assets	$72,173,000	$68,516,000	$74,615,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,440,000	$5,302,000	$5,871,000
Accrued liabilities	5,012,000	5,015,000	4,211,000
Current maturities of long-term debt	4,597,000	3,896,000	2,110,000

Total current liabilities	15,049,000	14,213,000	12,192,000
Long-term debt, net of current maturities	19,187,000	16,219,000	21,818,000
Other long-term liabilities	2,637,000	2,601,000	2,585,000
Manditorily redeemable convertible preferred stock	5,735,000	6,103,000	6,472,000
Minority interest in subsidiary	—	—	400,000
Total stockholders’ equity	29,565,000	29,380,000	31,148,000

Total	$72,173,000	$68,516,000	$74,615,000

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Summa Industries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	Feb 28, 2003	Feb 29, 2004	Feb 28, 2003	Feb 29, 2004

Net sales	$27,562,000	$26,545,000	$56,110,000	$52,471,000
Cost of sales	20,833,000	20,256,000	41,957,000	39,811,000

Gross profit	6,729,000	6,289,000	14,153,000	12,660,000
Selling, general, administrative and other expenses	5,348,000	5,038,000	10,613,000	9,858,000

Operating income	1,381,000	1,251,000	3,540,000	2,802,000
Interest expense	373,000	584,000	778,000	889,000

Income before income taxes and cumulative effect of a change in accounting principle	1,008,000	667,000	2,762,000	1,913,000
Provision for income taxes	321,000	214,000	920,000	630,000

Income before cumulative effect of a change in accounting principle	687,000	453,000	1,842,000	1,283,000
Cumulative effect of a change in accounting principle	—	—	(22,343,000)	—

Net income (loss)	$687,000	$453,000	$(20,501,000)	$1,283,000

Preferred stock accretion	$185,000	$185,000	$369,000	$369,000

Net income (loss) available to common stockholders:
before cumulative effect of a change in accounting principle	$502,000	$268,000	$1,473,000	$914,000
after cumulative effect of a change in accounting principle	$502,000	$268,000	$(20,870,000)	$914,000

Earnings per common share before cumulative effect of a change in accounting principle
Basic	$.11	$.06	$.33	$.21
Diluted	$.11	$.06	$.32	$.21

Earnings (loss) per common share after cumulative effect of a change in accounting principle
Basic	$.11	$.06	$(4.70)	$.21
Diluted	$.11	$.06	$(4.70)	$.21

Weighted average common shares outstanding
Basic	4,450,000	4,370,000	4,444,000	4,328,000
Diluted	4,556,000	4,450,000	4,554,000	4,403,000